EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following are subsidiaries of ML & Co. as of March 22, 1996 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(v) of Regulation S-X, under the Securities Exchange Act of 1934.

                                                          State or Juris-
Name                                                      diction of Entity
----                                                      -----------------
Merrill Lynch & Co., Inc. .................................. Delaware
   Merrill Lynch, Pierce, Fenner & Smith Incorporated1 ..... Delaware
      Broadcort Capital Corp. .............................. Delaware
      Merrill Lynch & Co., Canada Ltd. ..................... Ontario
        Merrill Lynch Canada Incorporated/Incorporee ....... Nova Scotia
      Merrill Lynch Life Agency Inc.2 ...................... Washington
      Wagner Stott Clearing Corp.3 ......................... Delaware
   Merrill Lynch Bank & Trust Co. .......................... New Jersey
   Merrill Lynch Capital Services, Inc. .................... Delaware
   Merrill Lynch Government Securities Inc. ................ Delaware
      Merrill Lynch Money Markets Inc. ..................... Delaware
   Merrill Lynch Group, Inc. ............................... Delaware
      Merrill Lynch Capital Partners, Inc................... Delaware
      Merrill Lynch Derivative Products, Inc.4 ............. Delaware
      Merrill Lynch Futures Inc. ........................... Delaware
      Merrill Lynch Group Holdings Limited ................. Ireland
        Merrill Lynch Capital Markets Bank Limited  ........ Ireland

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1  MLPF&S also conducts business as "Merrill Lynch & Co."

2 Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions.

3 The preferred stock of the corporation is owned by an unaffiliated group of investors.

4 ML & Co. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties. The board of directors consist of 11 members, 9 of which are ML & Co. employees and 2 of which represents outside parties.

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                                                         State or Juris-
Name                                                    diction of Entity
----                                                    -----------------
Merrill Lynch & Co., Inc.
   Merrill Lynch Group, Inc. (cont'd)

      Merrill Lynch Insurance Group, Inc. .................. Delaware
        Merrill Lynch Life Insurance Company ............... Arkansas
        ML Life Insurance Company of New York .............. New York
      Merrill Lynch International Finance Corporation ...... New York
        Merrill Lynch International Bank Limited ........... England
          Merrill Lynch Bank (Suisse) S.A. ................. Switzerland
      Merrill Lynch Mortgage Capital Inc. .................. Delaware
      Merrill Lynch National Financial ..................... Utah
      Merrill Lynch Trust Bank of Michigan.................. Michigan
      Merrill Lynch Trust Company........................... New Jersey
        Merrill Lynch Business Financial Services Inc. ..... Delaware
        Merrill Lynch Credit Corporation.................... Delaware
          Merrill Lynch Home Equity Acceptance, Inc. ....... Delaware
      Merrill Lynch Trust Company........................... Florida
        Merrill Lynch Financial Data Services, Inc. ........ Florida
      Merrill Lynch Trust Company of America................ Illinois
      Merrill Lynch Trust Company of California ............ California
      Merrill Lynch Trust Company of Texas ................. Texas
      Merrill Lynch Investment Partners Inc. ............... Delaware
      ML IBK Positions Inc. ................................ Delaware
        Merrill Lynch Capital Corporation5 ................. Delaware
      ML Leasing Equipment Corp.6 .......................... Delaware
      Princeton Services, Inc.7............................. Delaware
   Merrill Lynch International Incorporated................. Delaware

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5  This company has 7 subsidiaries holding or having a direct or indirect interest in specific investments on its behalf.

6 This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.

7 This corporation is the general partner of Merrill Lynch Asset Management, LP and Fund Asset Management, LP (whose limited partner in both cases is ML & Co.).

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                                                         State or Juris-
Name                                                    diction of Entity
----                                                    -----------------
Merrill Lynch & Co., Inc.
   Merrill Lynch International Incorporated (cont'd)

     Merrill Lynch International (Australia) Limited....... New South Wales
     Merrill Lynch International Bank...................... United States
     Merrill Lynch International Holdings Inc. ............ Delaware
       Merrill Lynch Bank (Austria) Aktiengesellschaft
              A.G. ........................................ Austria
       Merrill Lynch Bank and Trust Company (Cayman)
         Limited .......................................... Cayman Islands,
                                                            British West Indies
         Merrill Lynch International & Co.8 ............... Netherlands Antilles
       Merrill Lynch Capital Markets A.G. ................. Switzerland
       Merrill Lynch Europe PLC ........................... England
         Merrill Lynch International Limited............... England
         Merrill Lynch Capital Markets PLC................. England
         Merrill Lynch, Pierce, Fenner & Smith (Brokers &
           Dealers) Limited ............................... England
         Merrill Trust Company (Jersey) Limited ........... Jersey,
                                                            Channel Islands
       Merrill Lynch Europe Ltd. .......................... Cayman Islands,
                                                            British West Indies
       Merrill Lynch Holding GmbH9 ........................ Germany
         Merrill Lynch Bank A.G. .......................... Germany
         Merrill Lynch GmbH................................ Germany
       Merrill Lynch Holding S.A.F. ....................... France
         Merrill Lynch Capital Markets (France) S.A. ...... France
       Merrill Lynch Far East Limited ..................... Hong Kong
     Merrill Lynch Japan Incorporated ..................... Delaware

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8  A partnership among subsidiaries of ML & Co.

9 ML & Co. holds a 50% interest in this corporation, with the remaining 50% interest held by an outside party.

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